Exhibit 10.17.2

CNA Financial Corporation	Thomas F. Motamed, Chairman & CEO
333 S. Wabash Avenue, 40th Floor	CNA Financial Corporation
Chicago, IL 60604
	Phone:	(312) 822-5660
	Facsimile	(312) 822-7850
	Internet:	thomas.motamed@cna.com
December 9, 2009
Thomas Pontarelli
1326 Evergreen Court
Glenview, IL 60025
Dear Tom:
This letter agreement will modify the special severance pay and benefits continuation arrangement outlined in the letter agreement between you and Continental Casualty Company (“CNA”), dated June 18, 2007 (the “2007 Letter Agreement”), as modified by the letter agreement between you and CNA, dated August 8, 2008 (the “2008 Letter Agreement”).
The first sentence of the third paragraph of the 2007 Letter Agreement is deleted and replaced in its entirety with the following language:
As part of the Package, the amount of severance pay you will receive under the CNA Severance Pay Plan will be an amount equal to the sum of one year of your annual base salary in effect at the time your employment by CNA ends, plus your target Annual Incentive Plan award for the year in which your employment ends, which severance pay will be paid in accordance with the provisions of the CNA Severance Pay Plan, except as otherwise provided in this Letter Agreement.
The fourth paragraph of the 2007 Letter Agreement is deleted and replaced in its entirety with the following language:
Your eligibility, if any, for awards at the time of termination of employment by CNA under all incentive plans, including annual incentive bonuses, long-term incentive bonuses, stock options, and stock appreciation rights paid in stock, as well as under any other employee benefit plan maintained by CNA, will be determined by the terms of the respective plans.
Initials: CNA:   /s/ TM
Employee:    /s/ TP

Except as expressly modified in this letter agreement, the 2007 Letter Agreement, the 2008 Letter Agreement and all other terms and conditions of your employment with CNA remain in full force and effect. As before, however, neither this letter agreement, nor any other CNA procedures or communications, constitute a promise or guarantee of future or continued employment.
Sincerely,

/s/ Thomas F. Motamed

Thomas F. Motamed
Accepted and Agreed effective
as of the date first above written:

/s/ Thomas Pontarelli

Thomas Pontarelli
Initials: CNA:    /s/ TM
Employee:    /s/ TP